BRITISH COLUMBIA
BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

CAROL PREST

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: February 4, 2021 12:12 PM Pacific Time

Incorporation Number: **BC0446713**

Recognition Date: Incorporated on May 11, 1993

NOTICE OF ARTICLES

Name of Company:
QUATERRA RESOURCES INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
1200-750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

Delivery Address:
1200-750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
1200-750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

Delivery Address:
1200-750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
WILKES, LeRoy E.

Mailing Address:	**Delivery Address:**
5154 LEDUC LANE CASTLE ROCK CO 80108 UNITED STATES	5154 LEDUC LANE CASTLE ROCK CO 80108 UNITED STATES

Last Name, First Name, Middle Name:
PATTON, THOMAS C.

Mailing Address:	**Delivery Address:**
1100 - 1199 WEST HASTINGS STREET VANCOUVER BC V6E 3T5 CANADA	1100 - 1199 WEST HASTINGS STREET VANCOUVER BC V6E 3T5 CANADA

Last Name, First Name, Middle Name:
Eyton, Terrence

Mailing Address:	**Delivery Address:**
501-510 BURRARD STREET VANCOUVER BC V6C 3A8 CANADA	501-510 BURRARD STREET VANCOUVER BC V6C 3A8 CANADA

Last Name, First Name, Middle Name:
KERR, JOHN

Mailing Address:	**Delivery Address:**
1100 - 1199 WEST HASTINGS STREET VANCOUVER BC V6E 3T5 CANADA	1100 - 1199 WEST HASTINGS STREET VANCOUVER BC V6E 3T5 CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	COMMON Shares	Without Par Value Without Special Rights or Restrictions attached